UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided under Items 2.03 and 5.02 herein is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2014, VeriTeQ Corporation (the “Company”) entered into a promissory note with Corbin Properties LLC, wherein Corbin Properties loaned to the Company the principal amount of $175,000. The note matures on February 4, 2015, bears interest at the rate of 10% per annum and can be prepaid without penalty. The promissory note is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lorraine M. Breece

Effective January 30, 2014, Lorraine M. Breece resigned from her position as the Company’s Chief Financial Officer. Ms. Breece will remain with the Company in a different capacity, which has not yet been determined.

Michael E. Krawitz

Effective January 31, 2014, Michael E. Krawitz, age 44, was appointed as the Company’s Chief Legal and Financial Officer pursuant to the terms of an employment agreement between Mr. Krawitz and the Company, (the “Krawitz Employment Agreement”). Mr. Krawitz has served as a member of the Company’s Board of Directors since July 8, 2013 and is expected to step down shortly. In connection with his pending employment with the Company, Mr. Krawitz resigned effective January 30, 2014, from the audit and governance, nominating and compensation committees of the Board of Directors. Mr. Krawitz is a skilled executive with extensive capital markets experience. Mr. Krawitz served as chief executive officer of PEAR, LLC, a company that sells renewable energy and finances renewable energy and energy efficiency projects, from February 2011 to January 31, 2014. From July 2010 until February 2011, he served as chief executive officer of Florida Sunshine Investments Inc.. He previously served as the chief executive officer and president of the Company from December 2006 to December 2007, executive vice president from March 2003 until December 2006, and as a member of the Company’s Board of Directors of directors from July 2007 until December 2007. Mr. Krawitz served as a member on the board of directors of Steel Vault Corporation from July 23, 2008 until November 11, 2009 and has served on the board of directors of PositiveID Corporation since November 2008. He practiced law at Fried, Frank, Harris, Shriver & Jacobson in New York from 1994 to 1999. Mr. Krawitz earned a bachelor of arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

Under the terms of the Krawitz Employment Agreement, which has an initial term of two years and is renewable for additional one year terms upon mutual agreement of the parties, Mr. Krawitz will receive an initial base salary of $210,000 per year, which base salary will be reviewed annually by the compensation committee and is subject to a minimum increase of 5% per annum, with the first increase to be effective on January 1, 2015. Mr. Krawitz is also entitled to (i) disability insurance or reimbursement of disability insurance in an amount at least equal to $15,000 per month until age 65; (ii) health insurance; (iii) an automobile or reimbursement of lease or financing payments incurred, the amount of such reimbursement to be reasonably comparable to 75% of the current cost of the automobile being provided to the Company’s Chief Executive Officer; and (iv) life insurance. During the term of the Krawitz Employment Agreement, Mr. Krawitz is eligible to receive an annual bonus based on performance metrics and goals as determined annually by the Company’s Board of Directors, with the amount of such bonus to be determined based upon annual objectives determined by the compensation committee of the Board of Directors, but in no event will be less than 100% of Mr. Krawitz’s earned base salary for the applicable year.

If Mr. Krawitz’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Krawitz is terminated with cause or he terminates for any reason other than good reason, Mr. Krawitz is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee (collectively, the “Accrued Obligations”). In the event Mr. Krawitz is terminated without cause or he terminates for good reason, Mr. Krawitz is entitled to receive the Accrued Obligations and a termination payment equal to his base salary plus the previous year’s bonus (but no less than one times his base salary). In the event that Mr. Krawitz is terminated as a result of a change in control, Mr. Krawitz is entitled to receive any Accrued Obligations and a termination payment equal to two times his base salary, plus the previous year’s bonus, but no less than two times his base salary. Any outstanding stock options and unvested restricted stock held by Mr. Krawitz as of the date of termination (other than for cause or by Mr. Krawitz without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Krawitz is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Krawitz Employment Agreement also contains non-compete provisions which are effective from the date of employment through one year from the date the Krawitz Employment Agreement is terminated. The foregoing description of the Krawitz Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Krawitz Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Transaction with Mr. Krawitz

The Company owes Mr. Krawitz $60,000 under the terms of a promissory note dated January 8, 2014. The promissory note bears interest at 5% per annum and is due on demand.

2013 Discretionary Bonuses

On January 29, 2014, the compensation committee of the Company’s Board of Directors authorized discretionary bonuses to be paid to Scott Silverman, the Company’s chief executive officer, Randolph Geissler, the Company’s president and Lorraine Breece, the Company’s former chief financial officer. The discretionary bonuses authorized were as follows:

Mr. Silverman - $100,000;

Mr. Geissler - $75,000; and

Ms. Breece - $50,000.

The discretionary bonuses for Messrs. Silverman and Geissler are in addition to the minimum 2013 bonuses earned per the terms of their employment agreements. The discretionary bonuses shall be accrued.  They will be paid in cash after the compensation committee of the Company’s Board of Directors determines that the Company has adequate working capital to make such payments, or, if the Company is permitted to do so without triggering a reset provision on any outstanding warrants and the applicable employee so elects, in shares of the Company's common stock, in which case the amount of the bonus would be increased by 25%.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Promissory Note, dated February 4, 2014 between VeriTeQ Corporation as Borrower and Corbin Properties LLC as Lender.

10.2	Employment Agreement, effective January 31, 2014, between Michael E. Krawitz and VeriTeQ Corporation

99.1	Press Release dated February 5, 2014 announcing Mr. Krawitz’s appointment as VeriTeQ Corporation’s Chief Legal and Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITEQ CORPORATION

Date: February 5, 2014
	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

Exhibits Index

Exhibit No.
Description

10.1	Promissory Note, dated February 4, 2014 between VeriTeQ Corporation as Borrower and Corbin Properties LLC as Lender.

10.2	Employment Agreement, effective January 31, 2014, between Michael E. Krawitz and VeriTeQ Corporation

99.1	Press Release dated February 5, 2014 announcing Mr. Krawitz’s appointment as VeriTeQ Corporation’s Chief Legal and Financial Officer